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                                                                      EXHIBIT 14


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Boards of Trustees and Shareholders
ING VP Balanced Portfolio, Inc.,
ING Variable Products Trust:

We consent to the use of our reports dated February 11, 2005, incorporated by reference herein, on the financial statements of the ING VP Balanced Portfolio (a series of ING VP Balanced Portfolio) and ING VP Convertible Portfolio (a series of ING Variable Products Trust), and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.



                                  /s/ KPMG LLP



Boston, Massachusetts
December 20, 2005